EXHIBIT 23.01

[LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

Board of Directors
AmeriChip International Inc.
Detroit, Michigan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of AmeriChip International Inc. on Form S-8 of our audit report dated February 24, 2006, relating to the financial statements of AmeriChip International Inc. as of November 30, 2005 and 2004, which report appears in the annual report on Form 10-KSB of AmeriChip International Inc.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington
November 17, 2006